Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dynegy Inc. (formerly named Dynegy Acquisition, Inc.), a Delaware corporation, of our report dated March 15, 2006 relating to the consolidated financial statements of West Coast Power LLC, which appears in the Annual Report of Dynegy Inc., an Illinois corporation, on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 2, 2007